Exhibit 10.15

AMENDED AND RESTATED

ADMINISTRATIVE CLAIMS GUARANTY AGREEMENT

This AMENDED AND RESTATED ADMINISTRATIVE CLAIMS GUARANTY AGREEMENT (this “Guaranty”) is entered into as of August 31, 2004 by and between Core-Mark Holding Company, Inc., a Delaware corporation (the “Guarantor”), and the Post Confirmation Trust (the “PCT” or the “Guarantied Party”).

RECITALS.

A. On April 1, 2003 (the “Petition Date”), Fleming Companies, Inc. and certain of its subsidiaries (collectively, the “Debtors”) commenced Case No. 03-10945 (MFW), as administratively consolidated, under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

B. By order, docketed July 27, 2004, the Bankruptcy Court confirmed the Debtors’ and Official Committee of Unsecured Creditors’ Third Amended and Revised Joint Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries Under Chapter 11 of the United States Bankruptcy Code dated July 16, 2004 (as amended from time to time, the “Plan of Reorganization”), in accordance with §1129 of the Bankruptcy Code.

C. As a condition to the occurrence of the “Effective Date” under and as defined in the Plan of Reorganization, the Guarantor and the PCT were required to, and did, enter into that certain Administrative Claims Guaranty Agreement (the “Initial PCT Guaranty”) dated as of August 20, 2004 by and between the Guarantor and the Guarantied Party.

D. The Reclamation Creditors’ Trust (the “RCT”) has requested certain rights with respect to the Initial PCT Guaranty, and, in order to comply with such requests, the parties have agreed to amend and restate the Initial PCT Guaranty by entering into this Guaranty.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor and the PCT hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Certain Defined Terms. As used in this Guaranty, all capitalized terms used and not otherwise defined herein have the meanings given to them in the Plan of Reorganization, and the following terms shall have the following meanings unless the context otherwise requires:

“Guarantied Obligations” shall mean any amounts in excess of $56,000,000 paid or payable by the PCT on account of “relevant administrative claims,” as described in Section VI.H.8.f. of the Disclosure Statement filed in conjunction with the Plan of Reorganization (the “Relevant Administrative Claims”).

“Guaranty” shall mean this Amended and Restated Administrative Claims Guaranty Agreement dated as of the date hereof, as it may be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

“PCT Report” has the meaning ascribed to it in Section 4.8.

1.2 Interpretation. References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

SECTION 2. THE GUARANTY

2.1 Guaranty of the Guarantied Obligations. Subject to the terms and conditions hereof, within 60 (sixty) days of demand by the PCT, the Guarantor hereby agrees to pay to the PCT the amount of the Guarantied Obligations less any amount(s) that the PCT has previously received from the Guarantor under this Guaranty.

2.2 Payment by Guarantor. All payments made by the Guarantor hereunder will be made to the PCT in United States Dollars, without set-off, counterclaim or other defense.

2.3 Liability of Guarantor Absolute.

(a) Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Relevant Administrative Claims.

(b) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation (except as set forth in subsection 2.1), impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations or termination of this Guaranty pursuant to subsection 2.5), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Plan of Reorganization, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) the change, reorganization or termination of the corporate structure or existence of the PCT and any corresponding restructuring of the Guarantied Obligations; and (iii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

2.4 Waivers by Guarantor. Guarantor hereby waives, for the benefit of the Guarantied Party, promptness, diligence and any requirement that the Guarantied Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto.

2.5 Continuing Guaranty; Termination of Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Relevant Administrative Claims shall have been paid in full.

2.6 Rights Cumulative. The rights, powers and remedies given to the Guarantied Party by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Guarantied Party by virtue of any statute or rule of law or in any agreement between Guarantor and the Guarantied Party. Any forbearance or failure to exercise, and any delay by the Guarantied Party in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

2.7 Bankruptcy. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the PCT or by any defense which the PCT may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

SECTION 3. MISCELLANEOUS

3.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty.

3.2 Notices. Any communications between the parties and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth below or at such other address as each such party may in writing hereafter indicate, in each case with a copy to the RCT. Any notice, request or demand shall not be effective until received.

To the Guarantor:

Core-Mark Holding Company, Inc.

395 Oyster Point Boulevard, Suite 415

South San Francisco, CA 94080-1932

Attention: Treasurer

To the PCT:

The Post Confirmation Trust

c/o Castellammare Advisors, LLC

232 Quadro Vecchio Drive

Pacific Palisades, CA 90272

Attention: Robert Kors

To the RCT:

The Reclamation Creditors’ Trust

Piper Rudnick LLP

6225 Smith Avenue

Baltimore, MD 21209

Attention: Mark J. Friedman, Esquire

The Reclamation Creditors’ Trust

Piper Rudnick LLP

203 N. LaSalle Street

Suite 1800

Chicago, IL 60601-1293

Attention: Janice Duban, Esquire

3.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

3.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor or the PCT therefrom, shall in any event be effective without the prior written concurrence of the Guarantor, the PCT and the RCT. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

3.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

3.6 Governing Law; Consent to Jurisdiction. (a) THIS GUARANTY HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF. THE GUARANTIED PARTY, THE RCT AND THE GUARANTOR HEREBY CONSENT TO THE JURISDICTION OF THE BANKRUPTCY COURT FOR ANY PROCEEDING INSTITUTED HEREUNDER, OR ARISING OUT OF OR IN

CONNECTION WITH THIS GUARANTY, OR ANY PROCEEDING TO WHICH THE GUARANTIED PARTY, THE RCT OR THE GUARANTOR IS A PARTY RELATED HERETO, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE GUARANTIED PARTY, THE RCT OR THE GUARANTOR.

(b) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF GUARANTIED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

3.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

3.8 PCT Reporting Requirements. The PCT shall deliver to the Guarantor (with a copy to the RCT), promptly upon request, such financial and other information, including, without limitation, information regarding the status of Relevant Administrative Claims, as the Guarantor shall reasonably request.

3.9 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, GUARANTOR, THE RCT AND THE GUARANTIED PARTY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor, the RCT and, by its acceptance of the benefits hereof, the Guarantied Party each (i) acknowledges that each party will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, RESTATEMENTS OR MODIFICATIONS TO THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

3.10 No Other Writing. This writing is intended by the Guarantor, the RCT and the Guarantied Party as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty (other than execution and delivery hereof by each of the parties hereto).

3.11 Further Assurances. At any time or from time to time, upon the request of the Guarantied Party or the Guarantor, as applicable, the PCT or the Guarantor, as applicable, shall execute and deliver such further documents and do such other acts and things as the Guarantied Party or the Guarantor, as applicable, may reasonably request in order to effect fully the purposes of this Guaranty.

3.12 RCT Enforcement Rights. If the RCT in good faith believes that the PCT is not enforcing its rights to receive payment of Guarantied Obligations pursuant to Section 2.1, then the RCT may provide written notice to the PCT and the Guarantor that the RCT believes that the PCT is not enforcing its rights and directing the PCT to take specific actions to enforce its rights to receive payment pursuant to Section 2.1 or to otherwise explain its unwillingness to do so or clarify why such action is not required (a “Cure Notice”). If, within thirty (30) days of receipt of a Cure Notice, the PCT has not taken the specific actions requested by the RCT in the Cure Notice, the RCT may provide written notice to the PCT and the Guarantor that the RCT proposes to take specific actions on behalf of the PCT to enforce the rights of the PCT (an “Enforcement Notice”). If, within thirty (30) days of receipt of an Enforcement Notice, the PCT has not taken the specific actions that it was directed to take by the RCT in the Enforcement Notice, the RCT may take such actions on behalf of the PCT; provided, that, if, within thirty (30) days of receipt of an Enforcement Notice, the PCT provides a written response to the RCT setting forth its reasons for not pursuing the specific actions and files a motion with the Bankruptcy Court requesting an adjudication of the dispute as to the specific actions, the RCT shall not be entitled to take the specific actions until the earlier of (a) the Bankruptcy Court’s resolution of such dispute and (b) thirty (30) days after the filing of such motion by the PCT with the Bankruptcy Court.

3.13 Amendment and Restatement. Upon the effectiveness of this Guaranty, the Initial PCT Guaranty shall be deemed to be superseded and amended and restated in its entirety.

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IN WITNESS WHEREOF, each of the Guarantor and the PCT has caused this Guaranty to be duly executed and delivered as of the date first written above.

CORE-MARK HOLDING COMPANY, INC.

By:	/s/ Illegible
Name:
Title

POST CONFIRMATION TRUST

By:
Name:
Title

IN WITNESS WHEREOF, each of the Guarantor and the PCT has caused this Guaranty to be duly executed and delivered as of the date first written above.

CORE-MARK HOLDING COMPANY, INC.

By:
Name:
Title

POST CONFIRMATION TRUST CASTELLAMMARE ADVISORS, LLC, PCT REPRESENTATIVE

By:	/s/ ROBERT KORS
Name:	Robert Kors
Title	Managing Member